UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, Matinas Biopharma Holdings, Inc. (the “Company”) appointed Raphael J. Mannino, age 68, as the Company’s Senior Vice President and Chief Technology Officer effective September 1, 2015. From 1990 until August 2015, Dr. Mannino was an Associate Professor of Pathology and Laboratory Medicine at Rutgers University, New Jersey Medical School. Dr. Mannino founded BioDelivery Sciences, Inc., and served as its President, Chief Executive Officer and Chief Scientific Officer and a member of its Board of Directors from 1995 to 2000, when it was acquired by BioDelivery Sciences International, Inc. (NASDAQ: BDSI). Dr. Mannino served as BDSI’s Executive Vice President and Chief Scientific Officer from 2001 to 2009 and a member of its Board of Directors from 2000 to 2007. Dr. Mannino’s previous experience includes positions as Assistant, then Associate Professor, Albany Medical College (1980 to 1990), and Instructor then Assistant Professor, Rutgers Medical School (1977 to 1980). His postdoctoral training was from 1973 to 1976 at the Biocenter in Basel, Switzerland. Dr. Mannino received his Ph.D. in Biological Chemistry in 1973 from the Johns Hopkins University, School of Medicine.

On September 1, 2015, the Company entered into an employment agreement with Dr. Mannino (the “Employment Agreement”). Dr. Mannino will receive an annual base salary of $150,000 (the “Base Salary”), which will increase to $200,000 upon the closing of an additional financing meeting the conditions specified in the Employment Agreement and also is subject to periodic adjustment by the Company’s Board of Directors (the “Board”) or the Compensation Committee. Dr. Mannino is also eligible for an annual bonus with a target amount of up to 30% of the Base Salary, based on the achievement of certain individual and/or corporate performance targets established by the Board or Compensation Committee. The actual amount of such bonus will be determined annually based upon individual and/or the Company’s achievement of certain performance targets, as determined by the CEO, the Board or the Compensation Committee, in his or its reasonable discretion. In addition, at the next regularly scheduled Compensation Committee meeting, Dr. Mannino will receive a grant of options to purchase 338,888 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”), with an exercise price equal to fair market value (as defined in the Plan) on the date of grant. Dr. Mannino is eligible to participate in employee benefit plans generally available to the Company's senior executives, subject to the terms of those plans.

The Employment Agreement further provides that in the event of termination without cause or with good reason, as described below, subject to the execution and non-revocation of a release agreement, Dr. Mannino will be entitled to receive (i) the amount of his accrued but unpaid Base Salary and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary, at the rate then in effect, for a period of nine months, payable in accordance with the Company’s customary payroll practices and procedures and (iv) the vesting of his outstanding options will be accelerated by six months. The Employment Agreement further provides that in the event of termination without cause or with good reason within the twenty-four month period following a change in control, subject to the execution and non-revocation of a release agreement, Dr. Mannino will be entitled to receive (i) the amount of his accrued but unpaid Base Salary and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary, at the rate then in effect, for a period of eighteen months, payable in accordance with the Company’s customary payroll practices and procedures and (iv) the vesting of his outstanding options will be accelerated in full.

Under the Employment Agreement, the terms below are generally defined as follows: (i) “cause” means: (a) a material act, or act of fraud, committed by Dr. Mannino that is intended to result in his personal enrichment to the detriment or at the expense of the Company or any of its affiliates; (b) Dr. Mannino is convicted of a felony; (c) willful misconduct or gross negligence or uncured failure by Dr. Mannino to perform the duties or obligations reasonably assigned to Dr. Mannino by the Board or the Chief Executive Officer from time to time; or (d) Dr. Mannino violates the Covenants Agreement (as defined below); and (ii) “good reason” means that Dr. Mannino has complied with the appropriate notice procedures following the occurrence of any of the following without Dr. Mannino’s advance written consent: (a) a material breach by the Company of the Employment Agreement, (b) a material reduction in the Base Salary; (c) a material diminution of Dr. Mannino’s authority, duties or responsibilities; or (d) a material change in the geographic location at which Dr. Mannino performs services for the Company.

In addition, Dr. Mannino has entered into the Company’s standard form agreement with respect to non-disclosure and assignment of inventions (the “Covenants Agreement”).

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 1, 2015, the Company issued a press release announcing the appointment of Dr. Mannino as the Company’s Senior Vice President and Chief Technology Officer. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated September 1, 2015, between Matinas Biopharma Holdings, Inc. and Raphael J. Mannino.
99.1	Press release dated September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Date: September 1, 2015	/s/ Roelof Rongen
Roelof Rongen, President and Chief Executive Officer